Exhibit 99.1

AMARIN PROVIDES PRELIMINARY FOURTH QUARTER AND FULL

YEAR 2022 REVENUE AND CASH POSITION AND PRIORITIES FOR 2023

— Company Delivers Fourth Consecutive Quarter of U.S. Revenue Stabilization, Positive Fourth

Quarter Cash Flow and Continued Progress on European Reimbursements —

— Amarin to Present at 41st Annual J.P. Morgan Healthcare Conference on January 10, 2023 —

DUBLIN, Ireland and BRIDGEWATER, N.J., January 10, 2023 – Amarin Corporation plc (NASDAQ:AMRN) today provided a business update, including preliminary fourth quarter and full-year 2022 revenue and its year end cash position, in addition to its 2023 priorities to investors at the 41st Annual J.P. Morgan Healthcare Conference in San Francisco.

Amarin Announces Preliminary (Unaudited) Fourth-Quarter and Full-Year 2022 Revenues and Cash Position

Revenues: For the fourth quarter and full year 2022, Amarin estimates total net revenue, subject to audit, to be between $88 to $90 million and $367 to $369 million, respectively. These results continue to reflect ongoing stabilization of the U.S. business for VASCEPA® (icosapent ethyl).

Cash Position: Amarin ended 2022 with approximately $310 million in cash and investments, with positive cash flow of approximately $4 million in the fourth quarter of 2022.

Management Commentary

“As we enter 2023, and continuing into the next chapter for Amarin, we will advance on our vision of becoming a global, diversified cardiometabolic player. We will do this with a clear focus on geographic expansion, operational excellence and portfolio diversification,” said Karim Mikhail, president and chief executive officer, Amarin. “We are well-equipped and well-positioned to face head-on the headwinds from the global macroeconomic environment and the challenges for governments and payers. We have the right team in Europe with the expertise to continue to drive reimbursement efforts and launches matched with a molecule in VASCEPA®/VAZKEPA® with demonstrated evidence across multiple studies, including the recent results from RESPECT-EPA. With these elements in place, we are confident that 2023 will be a year of important execution as we continue to advance our strategy.”

2022 Key Achievements & 2023 Priorities

Europe

•	In 2022, Amarin secured positive pricing and reimbursement decisions in five European markets: England & Wales, Sweden, Austria, Denmark and Finland.

•	Reimbursement negotiations continue to progress in all remaining markets including Spain, Italy, France, Norway and the Netherlands.

•

In 2023, we will focus on opportunities to accelerate revenues in Europe in key launched markets including England & Wales, Northern Ireland, Finland and Sweden and further price negotiations in all markets.

United States

•	The Amarin team achieved four consecutive quarters of revenue stabilization in the U.S. business despite additional generic competition.

•	In 2023, we will maintain our focus on profitability while evaluating and adapting to market conditions.

International

•	Secured six International regulatory approvals, including Hong Kong, Bahrain, Puerto Rico, Saudi Arabia, Australia and Switzerland.

•	In 2023, we will continue to progress international regulatory filings and support approval processes in up to 9 countries, including China and New Zealand.

Data Evidence & Pipeline Advancement

•

Amarin made progress with our fixed-dose combination (FDC) program for icosapent ethyl, including initiating the process to seek scientific advice from the European Medicines Agency and we look forward to sharing additional updates in 2023.

J.P. Morgan Presentation Details

Amarin’s president and chief executive officer Karim Mikhail is scheduled to participate at the 41st Annual J.P. Morgan Healthcare Conference on January 10, 2023.

41st Annual J.P. Morgan Healthcare Conference (January 9th-12th, 2023; San Francisco, California)

Date/Time: January 10, 2023, 5:15 p.m. PST / 8:15 p.m. ET

Webcast: https://jpmorgan.metameetings.net/events/healthcare23/sessions/43879-amarin-corporation-plc/webcast?gpu_only=true&kiosk=true

The conference presentation will be webcast live and archived on the Company’s website in the Investor Relations section under Events and Presentations at Events | Amarin Corporation plc.

2023 Financial Outlook

Amarin reiterates its belief that current cash and investments and other assets are adequate to support continued operations, including European launch activities.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our foundation in scientific research to our focus on clinical trials, and now our commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl, a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first and only drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk after statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed over 18 million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, icosapent ethyl is approved and sold in the United Kingdom, Canada, Austria, Denmark, Finland, Lebanon, Germany, Sweden and the United Arab Emirates. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain. The Great Britain Marketing Authorization for VAZKEPA applies to England, Scotland and Wales.

United States

Indications and Limitation of Use

VASCEPA is indicated:

•

As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and

•	established cardiovascular disease or

•	diabetes mellitus and two or more additional risk factors for cardiovascular disease.

•	As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•	VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.

•

VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.

•

It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.

•

VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.

•

Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).

•	Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).

•	Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.

•	Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please click here.

Globally, prescribing information varies; refer to the individual country product label for complete information.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2022 and the potential impact and outlook for achievements in 2023 and beyond;

Amarin’s 2023 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally.    These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2021. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Lisa DeFrancesco

Amarin Corporation plc

IR@amarincorp.com

Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

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